EXHIBIT 5



                         [Firm Letterhead Appears Here]

                                 May 24, 2001



Triton PCS Holdings, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania  19312

    Re: Post-Effective Date Amendment No. 1 To the Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel for Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), in connection with the preparation of the Post-Effective Date Amendment No. 1 To the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to 1,500,000 shares of Class A Common Stock, $0.01 par value per share (the "Shares"), being issued by Triton pursuant to the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the "Plan").

         In connection with the foregoing registration we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Registration Statement; (b) Triton's Second Restated Certificate of Incorporation and Second Amended and Restated Bylaws; (c) the Plan; and (d) certain records of Triton's corporate proceedings as reflected in its minute and stock books.

         As to matters of fact relevant to our opinion, we have relied upon statements and representations of officers of Triton and representatives of Triton and others without further investigation. In addition, we have assumed:
(i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the due execution and delivery of all documents where such are a prerequisite to the effectiveness thereof, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and laws of the United States to the extent applicable thereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law arising under laws of the District of Columbia, the Delaware General Corporation Law and federal law of the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

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
Triton PCS Holdings, Inc.
May 24, 2001

         Based upon the foregoing and subject to any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any matters relating to the Company or the Shares.

                                          Very truly yours,

                                          DOW, LOHNES & ALBERTSON, PLLC


                                          By: /s/ Michael A. Hepburn
                                              ----------------------
                                              Michael A. Hepburn
                                              Member




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